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                                                                       Exhibit 5
                               OPINION OF COUNSEL

                               February 15, 1999


ACT Teleconferencing, Inc.
Suite 130
1658 Cole Boulevard
Golden, Colorado 80401

     RE:  Registration on Form S-3
          ------------------------

Ladies and Gentlemen:

     You have requested our opinion as counsel for ACT Teleconferencing, Inc. (the "Company"), a Colorado corporation, in connection with your Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act"), as amended, and the rules and regulations promulgated under the Securities Act, for the Company's offering of 131,210 Shares of Common Stock, no par value (the "Shares").

     We have examined the Company's Form S-3 to be filed with the SEC on or about February 15, 1999 (the "Registration Statement"). We have also examined the Amended and Restated Articles of Incorporation of the Company, as on file with the Secretary of State of the State of Colorado, the Amended and Restated Bylaws and the minute book of the Company, various exhibits filed in connection with the Registration Statement, and such other documents as we have deemed necessary in order to provide a basis for the opinion expressed in this Opinion. We have also consulted with officers and directors of the Company to clarify, confirm, or supplement the foregoing documentation.

     Based on the foregoing, it is our opinion that all of the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares when sold and issued as the Registration Statement contemplates, the Shares will be legally and validly issued and outstanding and the Shares will be fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                          Very truly yours,

                                          /s/ Faegre & Benson LLP

                                          Faegre & Benson LLP


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